EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114534, No. 033-57308, No. 033-59697, No. 333-36497 and No. 333-61816) of Ameron International Corporation of our report dated February 26, 2009 relating to the financial statements of TAMCO, which appears in this amendment to Form 10-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
February 26, 2009